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                                  EXHIBIT 23(A)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40884) pertaining to the 1998 Stock Incentive Plan of Cybernet Internet Services International, Inc. of our report dated April 15, 2002, with respect to the consolidated financial statements and schedule of Cybernet Internet Services International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



/s/ Ernst & Young
Deutsche Allgemeine Treuhand AG



Munich, Germany
April 15, 2002